EXHIBIT 3.3.3

AMENDMENT NUMBER 3 TO CELLCO PARTNERSHIP
AMENDED AND
RESTATED PARTNERSHIP AGREEMENT

     This Amendment dated as of February 26, 2004 (the “Amendment”), by and among Bell Atlantic Cellular Holdings, L.P., NYNEX PCS, Inc., PCSCO Partnership, GTE Wireless of Ohio Incorporated, GTE Wireless Incorporated, GTE Consumer Services Incorporated, PCS Nucleus, L.P. and JV PartnerCo, LLC.

WITNESSETH:

     WHEREAS, the undersigned constitute all of the current parties to that certain Cellco Partnership Amended and Restated Partnership Agreement dated as of April 3, 2000 by and among the members of the Bell Atlantic Group and the members of the Vodafone Group (as further amended as of July 10, 2000, and July 24, 2003, the “Partnership Agreement”), it being the case that prior to the date hereof (i) AirTouch Paging, then a member of the Vodafone Group, was merged with and into JV PartnerCo, LLC, another member of the Vodafone Group, and (ii) GTE Wireless of the South Incorporated, then a member of the Bell Atlantic Group, was merged with and into GTE Wireless Incorporated, another member of the Bell Atlantic Group; and

      WHEREAS, the undersigned desire to amend the Partnership Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto do hereby agree as follows (capitalized terms used but not defined herein have the meanings ascribed to such terms in the Partnership Agreement):

1. Amendment to the Partnership Agreement.

     Section 7.1 (a) of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

     "(a) Dispositions of Section 704(c) Assets. From and after April 3, 2000, if the Company disposes of a Section 704(c) Asset, the Company shall distribute to any Partner who recognizes gain under IRC Section 704(c) as a result of such disposition an amount equal to the product of (A) the amount of the IRC Section 704(c) gain attributable to the remaining difference between the Agreed Value and the adjusted tax basis, and (B) the Tax Rate; provided, however, that to the extent a Partner has an adjustment under IRC Section 743(b) that offsets such IRC Section 704(c) gain, no distribution shall be made under this Section 7.1(a). Section 6.8(c) shall apply to any distribution pursuant to this Section 7.1(a)."

2. Miscellaneous.

(a)	The laws of the State of Delaware shall govern the validity, interpretation, construction, performance, and enforcement of this Agreement, excluding the choice of laws provisions of the State of Delaware.

(b)	Except as modified herein, all other terms and provisions of the Partnership Agreement (including the Schedules thereto) are unchanged and remain in full force and effect.

(c)	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement shall become effective when each party to this Agreement shall have received a counterpart hereof signed by the other party to this Agreement.

(d)	This Amendment shall be binding upon any permitted assignee, transferee, successor or assign to any of the parties hereto.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives effective as of the date first written above.

BELL ATLANTIC CELLULAR HOLDINGS, L.P.

By:	/s/ Janet M. Garrity

Name: Janet M. Garrity
Title: Vice President and Treasurer

NYNEX PCS INC.

By:	/s/ Janet M. Garrity

Name: Janet M. Garrity
Title: Vice President and Treasurer

PCSCO PARTNERSHIP

By:	/s/ Janet M. Garrity

Name: Janet M. Garrity
Title: Vice President and Treasurer

PCS NUCLEUS, L.P.

By:	AirTouch PCS Holding, Inc., its general partner

By:	/s/ Dennis A. Daugherty

Name: Dennis A. Daugherty
Title: President

JV PARTNERCO, LLC

By:	Vodafone Americas Inc., its sole member

By:	/s/ Jack Lester

Name: Jack Lester
Title: Chief Financial Officer & Treasurer

GTE WIRELESS INCORPORATED

By:	/s/ Janet M. Garrity

Name: Janet M. Garrity
Title: Vice President and Treasurer

By:	/s/ Rosalynn Christian

Name: Rosalynn Christian
Title: Assistant Secretary

GTE CONSUMER SERVICES INCORPORATED

By:	/s/ Janet M. Garrity

Name: Janet M. Garrity
Title: Vice President and Treasurer

By:	/s/ Rosalynn Christian

Name: Rosalynn Christian
Title: Assistant Secretary

GTE WIRELESS OF OHIO INCORPORATED

By:	/s/ Janet M. Garrity

Name: Janet M. Garrity
Title: Vice President and Treasurer

By:	/s/ Rosalynn Christian

Name: Rosalynn Christian
Title: Assistant Secretary